Exhibit 10.4

LINN ENERGY, LLC

LONG-TERM INCENTIVE PLAN

FORM OF EXECUTIVE RESTRICTED UNIT GRANT AGREEMENT

This Restricted Unit grant agreement (“Grant Agreement”) is made and entered into effective as of [Grant Date], (the “Grant Date”) by and between LINN ENERGY, LLC, a Delaware limited liability company (together with its subsidiaries, the “Company”), and [Executive] (“Participant”).

WHEREAS, the Company considers it to be in its best interest that Participant be given a proprietary interest in the Company and an added incentive to advance the interests of the Company; and

WHEREAS, the Company desires to accomplish such objectives by granting Participant Restricted Units pursuant to the Linn Energy, LLC Amended and Restated Long-Term Incentive Plan, as amended which is attached hereto as Appendix A and incorporated by reference herein (the “Plan”);

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.  Grant of Restricted Units.  The Company hereby grants to Participant [          ] Restricted Units, under and subject to the terms and conditions of this Grant Agreement and the Plan.

2.  Vesting and Restricted Period.  Except as otherwise provided herein, the Restricted Period with respect to one third (1/3) of the Restricted Units granted hereby shall lapse on January 19, [_______], the Restricted Period with respect to an additional one third (1/3) of the Restricted Units granted hereby shall lapse on January 19, [_______], and the Restricted Period with respect to the final one third (1/3) of the Restricted Units granted hereby shall lapse on January 19, [_______].  Upon the termination of the Restricted Period with respect to a Restricted Unit, such Restricted Unit shall vest in full and no longer be subject to forfeiture, and shall no longer be deemed a Restricted Unit.

3.  General Restrictions.  The Restricted Units shall not be assignable or transferable except as expressly provided in the Plan or by the Committee in its sole discretion.

4.  Termination by Company other than for Cause.  Upon the termination by the Company of Participant’s service relationship with the Company other than for Cause (as defined herein and as determined by the Committee in its sole discretion), all Restricted Periods established hereunder shall automatically and immediately terminate and all outstanding Restricted Units granted hereby shall automatically and immediately vest in full.  The Company will have “Cause” to terminate the Participant’s employment by reason of any of the following: (i) the Participant’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of the Company or its direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (ii) the Participant’s repeated intoxication by alcohol or drugs during the performance of his duties; (iii) the Participant’s willful and intentional misuse of any

Form of Executive Restricted Unit Grant Agreement (revised 2-09)

of the funds of the Company or its direct or indirect subsidiaries; (iv) embezzlement by the Participant; (v) the Participant’s willful and material misrepresentations or concealments on any written reports submitted to any of the Company or its direct or indirect subsidiaries; (vi)the Participant’s willful and intentional material breach of [Employment Agreement, dated _____ among Participant, the Company and Linn Operating, Inc. (the “Employment Agreement”)]; (vii) the Participant’s willful and material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors of the Company (the “Board”); or (viii) conduct constituting a material breach by the Participant of the Company’s then current (A) Code of Business Conduct and Ethics, and any other written policy referenced therein, (B) Code of Ethics for Chief Executive Officer and Senior Financial Officers, if applicable, provided that in each case the Participant knew or should have known such conduct to be a breach. “Cause” shall not include actions or inactions taken or not taken in good faith or at the direction of the Board or of the Company’s legal counsel.

5.  Termination by Participant with Good Reason.  Upon the termination by Participant of Participant’s service relationship with the Company with Good Reason (as defined herein), all Restricted Periods established hereunder shall automatically and immediately terminate and all outstanding Restricted Units granted hereby shall automatically and immediately vest in full.  “Good Reason” shall mean any of the following to which Participant will not consent in writing: (i) a reduction in the Participant’s then current base salary; (ii) failure by the Company to pay in full on a current basis (A) any of the compensation or benefits described in the Employment Agreement that are due and owing, or (B) any amounts that are due and owing to the Participant under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of the Employment Agreement by Company; (iv) any material reduction in the Participant’s title, authority or responsibilities; or (v)  a relocation of the Participant’s primary place of employment to a location more than fifty (50) miles from the Company’s location in Houston, Texas at the effective date of the Employment Agreement.

6.  Death or Disability.  In the case of termination of Participant’s service relationship with the Company due to death or Disability (as defined herein), all Restricted Periods established hereunder shall automatically and immediately terminate and all outstanding Restricted Units granted hereby shall automatically and immediately vest in full.  “Disability” means the earlier of (a) written determination by a physician selected by the Company and reasonably agreed to by the Participant that the Participant has been unable to perform substantially the Participant’s usual and customary duties for a period of at least one hundred twenty (120) consecutive days or a non-consecutive period of one hundred eighty (180) days during any twelve-month period as a result of incapacity due to mental or physical illness or disease; and (b) “disability” as such term is defined in the Company’s applicable long-term disability insurance plan.

7.  Change of  Control.  Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control (as defined in the Plan), all Restricted Periods established hereunder shall automatically and immediately terminate and all outstanding Restricted Units granted hereby shall automatically and immediately vest in full.

8.  Termination by Company for Cause or by Participant without Good Reason.  In the case of (a) termination by the Company of Participant’s service relationship with the Company for Cause or (b) termination by Participant of Participant’s service relationship with the Company without Good Reason and other than due to Participant’s death or Disability, all outstanding Restricted Units granted hereby shall be automatically and immediately forfeited, and Participant hereby agrees to undertake any action and execute any document, instrument or papers reasonably requested by the Company to effect such forfeiture of Restricted Units resulting from any such termination.

9.  Plan Controlling Document.  Unless otherwise defined herein, capitalized terms shall have the meaning given such terms in the Plan.  Participant agrees that the Plan is the controlling instrument and that to the extent there is any conflict between the terms of the Plan and this Grant Agreement, the Plan shall control and be the governing document.

10.    Limited Liability Company Agreement.  Participant agrees to be bound by all applicable provisions of the Company’s limited liability company agreement, as it may be amended from time to time.

11.    Taxes.  The Company and any affiliate thereof are authorized to withhold from any payment relating to the Restricted Units granted hereby, or any payroll or other payment to Participant, amounts of withholding and other taxes due or potentially payable in connection with the Restricted Units granted hereby, and to take such other action as the Committee may deem advisable to enable the Company, any affiliate, and Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Restricted Units granted hereby.  This authority shall include authority to withhold or receive Units or other property and to make cash payments in respect thereof in satisfaction of Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

12.    Issuance of Units.  The Company shall not be obligated to issue any Restricted Units at any time when the Restricted Units have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance of such Restricted Units.

13.    Notices.  Any notices given in connection with this Grant Agreement shall, if issued to Participant, be delivered to Participant’s current address on file with the Company, or if issued to the Company, be delivered to the Company’s principal offices.

14.    Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of Restricted Units or other property to Participant, or to Participant’s legal representatives, heirs, legatees or distributees, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder.  The Company may require Participant or Participant’s legal representatives, heirs, legatees or distributees, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

15.    Successors.  This Grant Agreement shall be binding upon Participant, Participant’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement to be effective as of the day and year first above written.

LINN ENERGY, LLC

By:
Name: [                               ]
Title:   [                    ]

PARTICIPANT:

Form of Executive Restricted Unit Grant Agreement (revised 2-09)

APPENDIX A

LINN ENERGY, LLC

AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN